Exhibit 10.7

Award Statement

(U.S. Participants)

Restricted Stock Units

Granted Pursuant to

DANAHER CORPORATION 1998 STOCK OPTION PLAN

1) Grant of Restricted Stock Units. This Award Statement summarizes certain terms and conditions applicable to the award of restricted stock units (“RSUs”) granted pursuant to the Danaher Corporation 1998 Stock Option Plan (as amended and restated including any successor thereto) (the “Plan”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Statement, the terms and conditions of the Plan will prevail. Unless otherwise defined herein, the terms defined in the Plan have the same defined meanings in this Award Statement. The recipient of RSUs is referred to as the “Participant.” Danaher Corporation is referred to as “Danaher” or the “Company.”

2) Vesting.

(a) Vesting Schedule. Except as may otherwise be set forth in this Award Statement or in the Plan, RSUs awarded to a Participant will not vest until the Participant (i) satisfies the performance-based vesting criteria (“Performance Objective”) applicable to such RSUs, and (ii) continues to be actively employed or in a service-providing relationship with the Company or an Eligible Subsidiary for the periods required to satisfy the time-based vesting criteria (“Time-Based Vesting Criteria”) applicable to such RSUs. The Performance Objective and Time-Based Vesting Criteria applicable to an RSU are collectively referred to as the “Vesting Conditions,” and the earliest date upon which all Vesting Conditions are satisfied is referred to as the “Vesting Date.” The Vesting Conditions for an RSU award received by a Participant will be established by the Compensation Committee and reflected in the account maintained for the Participant by Fidelity as administrator of the RSU awards.

(b) Performance Objective. The Compensation Committee will determine whether the Performance Objective applicable to an RSU award has been met, and such determination will be final and conclusive. Until the Compensation Committee has made such a determination, the Performance Objective may not be considered to have been satisfied. Notwithstanding any determination by the Compensation Committee that the Performance Objective has been attained with respect to particular RSUs, such RSUs will not be considered to have vested unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such RSUs.

(c) Age 65. Notwithstanding the foregoing, the Time-Based Vesting Criteria applicable to all RSUs held by a Participant shall be deemed 100% satisfied upon the Participant’s attainment of age 65; provided that such RSU’s shall remain subject to any applicable Performance Objective that remain unsatisfied as of such date.

(d) Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will not be converted into a Share or issued to the Participant. Instead, the Fractional Portion will remain unconverted until the final Vesting Date for the RSUs; provided, however, if the Participant vests in a subsequent Fractional Portion prior to the final Vesting Date for the RSUs and such Fractional Portion taken together with a previous Fractional Portion accrued by the Participant under this Award would equal or exceed a whole Share, then such Fractional Portions will be converted into one Share; provided, further, that following such conversion, any remaining Fractional Portion will remain unconverted. Upon the final Vesting Date, the value of any remaining Fractional Portion(s) will be taken together to pay out a whole Share at the same time as the conversion of the remaining RSUs and issuance of Shares.

3) Form and Timing of Payment. Unless and until the RSUs vest, the Participant will have no right to payment of any such RSUs. Prior to actual payment of any unvested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Award Statement, any RSUs that vest in accordance with Section 2 will be paid to the Participant in whole Shares, on, or as soon as practicable after, the Vesting Date, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant’s tax year that includes the applicable Vesting Date, or (ii) the Company’s tax year that includes the applicable Vesting Date (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”)).

4) Termination. In the event the Participant’s active employment or other service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than Retirement (as defined in the Plan)) prior to the satisfaction of the Vesting Conditions applicable to the Participant’s RSUs, all such RSUs will be automatically forfeited by the Participant as of the date of termination. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives will have any rights or interests in any RSUs that are so forfeited. In the event the Participant’s active employment or other service-providing relationship with the Company or an Eligible Subsidiary terminates by reason of the Participant’s Retirement, the Participant’s unvested RSUs will remain outstanding and shall continue to vest (as to both the Performance Objective and Time-Based Vesting criteria, as applicable) for a period of 5 years following the date of the Participant’s Retirement.

5) Tax Withholding Obligations. Each RSU has a value equal to the Fair Market Value of a Share on the Vesting Date. To meet the obligations of the Company and/or the Participant’s actual employer (the “Employer”) with respect to any and all income tax (including Federal, state and local taxes), social insurance contributions, payroll tax, or other tax-related withholding (“Tax-Related Items”) in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the conversion of the RSUs into Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends, the Company will withhold a number of whole Shares otherwise deliverable to the Participant having a Fair Market Value equal to the amount of Tax-Related Items that the Company determines it or the Employer is required to withhold under applicable tax laws with respect to the RSUs (with such withholding obligation determined based on any applicable minimum statutory withholding rates). The Company and/or the Employer may also in lieu of or in addition to the foregoing, in its sole discretion, (i) require the Participant to pay Tax-Related Items in cash or with a cashier’s check or certified check, (ii) withhold the Tax-Related Items from the Participant’s salary or wages, (iii) sell or arrange for the sale of Shares to be issued on the vesting of the RSUs to satisfy the withholding obligation for Tax-Related Items, (iv) allow the Participant to sell Shares to be issued on the vesting of the RSUs pursuant to a 10b5-1 trading plan (or other appropriate method of complying with the Company’s insider trading restrictions) to satisfy the withholding obligation for Tax-Related Items, and/or (v) allow the Participant to surrender shares of Common Stock of the Company which either have been owned by the Participant for more than six (6) months as of the date of surrender or were not acquired, directly or indirectly, from the Company, and which have a Fair Market Value on the date of surrender equal to the Tax-Related Items required to be withheld. In no event will the Company and/or Employer withhold more than the minimum amount of Tax Related Items required by law, nor shall any Participant have the right to require the Company and/or Employer to withhold more than such amount.

6) No Employment Contract. Nothing in the Plan or this Award Statement constitutes an employment contract between the Company and the Participant and this Award Statement will not confer upon the Participant any right to continuation of employment with the Company or any of its Subsidiaries, nor will this Award Statement interfere in any way with the Company’s or any of its Subsidiaries’ right to terminate the Participant’s employment or other service-providing relationship at any time, with or without cause (subject to any employment agreement a Participant may otherwise have with the Company or a Subsidiary thereof).

7) No Compensation Deferrals. Neither the Plan nor this Award Statement is intended to provide for an elective deferral of compensation that would be subject to Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Statement to ensure that no RSUs become subject to the requirements of Section 409A, provided however that the Company makes no representation that the RSUs are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the RSUs.

8) Board Authority. The Board and/or Compensation Committee will have the power to interpret this Award Statement and to adopt such rules for the administration, interpretation and application of the Award Statement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Board and/or Compensation Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Board and/or Compensation Committee or its Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Award Statement.

9) Headings, Severability and Governing Law. The headings of the Sections of this Award Statement are provided for convenience only and are not to serve as a basis for interpretation or construction, and will not constitute a part, of this Award Statement. In the event that any provision in this Award Statement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Statement. This Award Statement is governed by, and subject to, the laws of the State of Delaware, without resort to the conflict of laws principles thereof.